UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

PerkinElmer, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-05075	04-2052042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2007, PerkinElmer, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has approved a leadership succession plan. On July 25, 2007, the Board elected Robert F. Friel to the position of President and Chief Operating Officer of the Company, effective August 1, 2007. He had previously served as Vice Chairman of the Company and President of the Life and Analytical Sciences Strategic Business Unit and he remains a Director of the Company. It is expected that the Board will elect Mr. Friel Chief Executive Officer in February 2008.

Gregory L. Summe, who will continue to hold the title of President through July 31, 2007, will remain Chief Executive Officer until Mr. Friel is appointed to that position, at which time Mr. Summe will be appointed Executive Chairman. As Executive Chairman, Mr. Summe will continue to work with the Company as directed by the Board at a reduced schedule until the earlier of April 21, 2009 or the date of the Company’s 2009 annual meeting of shareholders (the “2009 Meeting Date”), subject to the terms of Mr. Summe’s amended and restated employment agreement with the Company, described below. The Board intends that Mr. Summe will remain a Director of the Company until the 2009 Meeting Date, at which time Mr. Summe will step down as Chairman and a member of the Board.

Experience

Mr. Friel, age 51, has been Vice Chairman of the Company and a member of the Board since January 2006 and President of the Company’s Life and Analytical Sciences division since February 2006. Mr. Friel joined the Company in February 1999 as Senior Vice President and Chief Financial Officer. In 2004, he was named Executive Vice President and Chief Financial Officer with responsibility for business development and information technology, in addition to his oversight of the finance functions. From 1980 to 1999, he held several positions at AlliedSignal, Inc., now Honeywell International, including Corporate Vice President and Treasurer from 1997 to 1999 and Vice President, Finance and Administration of Aerospace Engines from 1992 to 1996. Mr. Friel holds a Bachelor of Arts degree in economics from Lafayette College and a Master of Science degree in taxation from Fairleigh Dickinson University. He is a director of Millennium Pharmaceuticals, Inc. and Fairchild Semiconductor, Inc.

Mr. Friel’s Employment Arrangement

Mr. Friel entered into an employment agreement with the Company in June 2004. On July 25, 2007, in connection with this leadership transition, the Compensation Committee of the Board approved changes to Mr. Friel’s compensation in recognition of his increased responsibility to the Company. Under this arrangement, his annual base salary will increase to $700,000, effective August 1, 2007.

Mr. Summe’s Restated Employment Agreement

In connection with the leadership succession plan described above, on July 25, 2007, Mr. Summe and the Company entered into a Second Amended and Restated Employment Agreement (the “Restated Employment Agreement”), which terminates on the 2009 Meeting Date or Mr. Summe’s earlier resignation, termination or death. Under the Restated Employment Agreement, until February 1, 2008, Mr. Summe’s annual base salary remains $1,000,000 and he continues to be eligible to participate in certain employee benefit plans, including the Company’s supplemental executive retirement plan (the “SERP”), as well as the Company’s short-term performance incentive plan (the “PIP”). To reflect his reduced schedule as Executive Chairman, from and after February 1, 2008, Mr. Summe’s annual base salary will be reduced to $500,000. His participation in the PIP will continue for 2008 and for 2009 (pro rated in 2009 for the portion of the year in which he serves as Executive Chairman) at his current award opportunity levels, which are expressed as a percentage of base salary. Mr. Summe will not be eligible for new awards under the Company’s equity or long-term incentive programs during the 2008 and 2009 fiscal years, and his outstanding restricted stock awards, stock options and performance unit awards will continue to be governed by the pre-existing applicable award agreements. Under the Restated Employment Agreement, Mr. Summe also agreed to specific limitations on the timing and amount of dispositions he may make of his shares of the Company’s common stock (or options for the same) through the 2009 Meeting Date.

Other provisions in the Restated Employment Agreement generally remain the same as under Mr. Summe’s previous employment agreement. For example, in the event of a change in control of the Company, which definition remains unchanged from his previous agreement (a “Change in Control”), Mr. Summe’s outstanding shares of restricted stock and options will vest in full, the period in which he may exercise such options will be extended for a specified period, and he both vests in full in the Company’s SERP and is credited with three additional years of service for the SERP, as provided previously. If after a Change in Control, he is terminated without cause, as defined in the Restated Employment Agreement (“Cause”), or resigns for good reason as defined in the Restated Employment Agreement, he will continue to be entitled to receive a severance payment and continuation of benefits on similar terms and timing (or with adjustments to timing necessary to satisfy specified tax provisions, as detailed in the Restated Employment Agreement) as he was previously.

Under the Restated Employment Agreement, in the absence of a Change in Control, if Mr. Summe is terminated without Cause before February 1, 2008 he will receive certain salary and bonus payments, continuation of benefits, and treatment of his outstanding equity awards on the same terms as under his previous agreement. If he is terminated without Cause during his term as Executive Chairman, he will receive certain salary and bonus payments and certain benefits through the 2009 Meeting Date, his outstanding shares of restricted stock will vest to the extent they would have vested as of the 2009 Meeting Date and the period in which he will be able to exercise his already vested options will be extended for a year after his termination, or through the original term of the option, whichever is earlier.

In addition, the Restated Employment Agreement provides that Mr. Summe will maintain the confidentiality of Company information during the period of his employment and thereafter.

This description of the Restated Employment Agreement is fully qualified by reference to the Restated Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Regulation FD Disclosure

On July 26, 2007, the Company issued a press release announcing the succession plan described above in Item 5.02. A copy of the Company’s press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Second Amended and Restated Employment Agreement between PerkinElmer, Inc. and Gregory L. Summe, dated as of July 25, 2007

99.1	Press Release regarding leadership succession plan, dated July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: July 31, 2007	By:	/s/ Jeffrey D. Capello
		Name:	Jeffrey D. Capello
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

10.1	Second Amended and Restated Employment Agreement between PerkinElmer, Inc. and Gregory L. Summe, dated as of July 25, 2007

99.1	Press Release regarding leadership succession plan, dated July 26, 2007.